UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): November 05, 2007

KNIGHTEL, INC.
(Exact name of registrant as specified in its charter)





Delaware



26-0809020
(State or other Jurisdiction of Incorporation)

(Commission File Number)

(IRS Employer Identification No.)

Registrant's telephone number, including area code: 866-512-9225

Not applicable
(Former name or former address if changed since last report.)




5715 Will Clayton PKWY
Humble, Texas

77338
(Address of Principal Executive Offices)

(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
? Written communications pursuant to Rule 425 under the Securities Act
 (17 CFR 230.425)

? Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



1


Item 8.01   ;   Other Events
Knightel Sign MoU with Eagle Corporation Knightel, Inc (Knightel), a leading VoIP service provider and telecommunication service provider have entered into the memorandum of understanding with Eagle Corporation Pvt. Limited (Eagle Corporation), a British corporation, with its registered office in the city of London.

Under the terms of the memorandum, Eagle Corporation has agreed to promote the Knightel services in Europe and to use the Knightel trademark. Official MoU will be signed between the 2 companies on November 15, 2007.

Eagle Corporation will develop and sell the services in Europe including UK and Ireland under the name of Knightel, Inc. and in accordance to this MoU, the company Eagle Corporation will pay the fees to use the tradename of Knightel, Inc. The work on the agreement will start within 3 weeks and the agreement will be for 5 years and can be extended further.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized








KNIGHTEL, INC.

Date: November 5, 2007
By:
/s/ Dave Tanwar





Name:
Its:

Dave Tanwar
Chief Executive Officer